Exhibit No. 28(a)(6)
CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

NEW ALTERNATIVES FUND, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

IT IS HEREBY CERTIFIED THAT:

1.             The name of the corporation is:

NEW ALTERNATIVES FUND, INC.

2.             The certificate of incorporation was filed by the Department of State on the 17th day of January 1978 under the name – SOLAR FUND, INC.

3.             The certificate of incorporation is hereby amended to effect the following change:

 To amend Paragraph (4) which sets forth the stock structure.  The corporation is presently authorized to issue 300,000 shares par value $1.00 each.  The corporation shall add 1,700,000 new shares par value $1.00 each.  The amended stock structure shall read as follows:

4.             The corporation shall be authorized to issue 2,000,000 shares par value $1.00 each.

5.             The amendment to the certificate of incorporation was authorized first by the board of directors and then by vote of a majority of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned hereby affirms that the statements made herein are true under the penalties of perjury.

/s/ MAURICE L. SCHOENWALD	/s/ DAVID J. SCHOENWALD
Maurice L. Schoenwald	David J. Schoenwald
President	Secretary

Dated:  12/7/89

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

NEW ALTERNATIVES FUND, INC.

Filed by:

SCHOENWALD & SCHOENWALD

295 Northern Boulevard
Great Neck, NY  11021
516-466-0808